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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (Registration No. 333-171840) filed with the SEC on January 24, 2011 of ACNB Corporation of our reports dated March 12, 2012, relating to the consolidated financial statements and the effectiveness of ACNB Corporation's internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2011.

                      /s/ ParenteBeard LLC

ParenteBeard LLC
Harrisburg, Pennsylvania
March 12, 2012

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM